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Exhibit 5.1

December 21, 2021

Hagerty, Inc.

121 Drivers Edge

Traverse City, Michigan 49684

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by Hagerty, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the registration of (a) the resale of up to 73,832,500 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company by the selling stockholders named in the Registration Statement (the “Selling Stockholder Shares”), (b) the resale of 12,669,300  warrants to purchase Class A Common Stock originally issued pursuant to separate subscription agreements (the “PIPE Warrants”), (c) the resale of 257,500 warrants originally issued in a private placement in connection with the initial public offering of Aldel Financial Inc. (the “Private Placement Warrants”), (d) the resale of 1,300,000 warrants originally issued to Aldel Investors LLC and FG SPAC Partners LP in a private placement in connection with the initial public offering of Aldel Financial Inc. (the “OTM Warrants”), (e) the resale of 28,750 warrants originally issue to ThinkEquity LLC in connection with the initial public offering of Aldel Financial Inc.  (the “Underwriter Warrants”, and together the PIPE Warrants, the Private Placement Warrants, the Public Warrants (defined below) and the OTM Warrants, the “Warrants”) and  (f) the issuance by the Company of 271,039,456 shares of Class A Common Stock consisting of (i) 12,669,300 shares of Class A Common Stock issuable upon exercise of the PIPE Warrants (the “PIPE Warrant Shares”), (ii) 257,500 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”), (iii) 28,750 shares of Class A Common Stock issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”), (iv) 1,300,000 shares of Class A Common Stock issuable upon exercise of the OTM Warrants (the “OTM Warrant Shares”), (v) 5,750,000 shares of Class A Common Stock issuable upon exercise of the warrants (the “Public Warrants”) contained in the units issued in the initial public offering of Aldel Financial Inc. (the “Public Warrant Shares” and, together with the PIPE Warrant Shares, the Private Placement Warrant Shares, the Underwriter Warrant Shares and the OTM Warrant Shares, the “Warrant Shares”) and (vi) 251,033,906 shares of Class A Common Stock (the “Exchange Shares”) issuable upon exchange of the shares of Class V Common Stock

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

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December 21, 2021

of the Company (the “Class V Common Stock”) and the units of the limited liability company interests of The Hagerty Group, LLC (“OpCo”) and its subsidiaries (the “OpCo Units”) in accordance with the Exchange Agreement, dated as of December 2, 2021, among the Company, OpCo, Hagerty Holding Corp. and Markel Corporation (the “Exchange Agreement”). The Public Warrants, the Private Placement Warrants, the OTM Warrants and the Underwriter Warrants were issued pursuant to the Warrant Agreement, dated as of April 8, 2021 (the “April Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The PIPE Warrants were issued pursuant to the Warrant Agreement, dated as of December 2, 2021 (the “December Warrant Agreement” and, together with the April Warrant Agreement, the “Warrant Agreements”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Second Amended and Restated Certificate of Incorporation, dated December 2, 2021 (the “Certificate of Incorporation”), the Amended and Restated Bylaws, dated December 2, 2021 (the “Bylaws”) of the Company, the April Warrant Agreement, the December Warrant Agreement, the Exchange Agreement and resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Warrant Agreements, the Exchange Agreement and the issuance of the Warrants, the Warrant Shares, the Exchange Shares and the Selling Stockholder Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to or obtained by us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to or obtained by us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, and officers and other representatives of the Company, and others.

Based on the foregoing and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.   The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

2.   The Warrants constitute valid and binding obligations of the Company.

3.   The Warrant Shares and the Exchange Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been

Hagerty, Inc.

December 21, 2021

declared effective under the Securities Act and (ii) certificates representing such Warrant Shares and Exchange Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the exercise price or, if any such Warrant Shares or Exchange Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares or Exchange Shares to, with respect to the Warrant Shares, the purchasers thereof against payment of the exercise price therefor, and, with respect to the Exchange Shares, in exchange for the shares of Class V Common Stock and the OpCo Units, all in accordance with the Warrants, the Warrant Agreements and the Exchange Agreement, as applicable.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Warrant Shares and the Exchange Shares: (i) the Warrant Shares and the Exchange Shares will be issued and sold as contemplated in the Registration Statement and the prospectus relating thereto; and (ii) the Certificate of Incorporation and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

In rendering the opinions set forth in paragraph (3) above, we have assumed that at the time of conversion or exchange of the Warrant Shares and the Exchange Shares, as applicable, there

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December 21, 2021

will be a sufficient number of shares of Class A Common Stock authorized and then available for issuance under the Certificate of Incorporation as then in effect.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/Sidley Austin LLP